UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2016

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Ave., 2nd Floor
Boston, Massachusetts 02210
(Address of principal executive offices and zip code)

(617) 531-6500
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Common Stock and Warrant Private Placement

On August 31, 2016, MetaStat, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with a number of accredited investors (collectively, the “Investors”) pursuant to which the Company may sell up a maximum of 2,000 units, with each unit consisting of (i) 5,000 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) at an effective price of $2.00 per share (the “Effective Price”), and (ii) and five-year warrants (the “Warrants”) to purchase 2,500 shares of Common Stock (the “Warrant Shares”), at a purchase price of $3.00 per share (the “Private Placement”). The offering price is $10,000 per unit.

Pursuant to the initial closing of the Private Placement under the Subscription Agreement, the Company issued an aggregate of 8.75 units consisting of an aggregate of 43,750 shares of common stock and 21,875 Warrants for an aggregate purchase price of $87,500. After deducting placement agent fees and other offering expenses, the Company received net proceeds of approximately $72,625. Additionally, the Company will issue an aggregate of 438 placement agent warrants in substantially the same form as the Warrants.

Additionally, for a period of one hundred eighty (180) days following the final closing of the Private Placement, the Investors shall have “full-ratchet” anti-dilution price protection based on certain issuances by the Company of Common Stock or securities convertible into shares of Common Stock at an effective price per share less than the Effective Price.

Pursuant to a registration rights agreement entered into by the parties, the Company has agreed to file a registration statement with the SEC providing for the resale of the shares of Common Stock and the Warrant Shares issued pursuant to the Private Placement on or before the date which is forty-five (45) days after the date of the final closing of the Private Placement.  The Company will use its commercially reasonable efforts to cause the registration statement to become effective as promptly as possible after the filing date.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Subscription Agreement filed as Exhibit 10.1 hereto; (ii) form of Registration Rights Agreement filed as Exhibit 10.2 hereto and (iii) form of Warrant issued in connection with the Private Placement as Exhibit 4.1 hereto.

Item 3.02.   Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the issuance of securities pursuant to the Private Placement was exempt from registration pursuant to Section 4(2) of, and Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 8.01.   Other Events.

Effective August 31, 2016, the Company and ASET Therapeutics, Inc. (“ASET Therapeutics”) entered into a mutual release of claims with respect to the termination of the Memorandum of Understanding dated July 14, 2014, as amended, the License, Development and Commercialization Agreement dated November 25, 2014 and all other related documents and agreements. Additionally, the Company has sold and transferred an aggregate of $125,000 of promissory notes of ASET Theraputics due to the Company to a third party for an aggregate payment of $12,500.

Item 9.01.    Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	Form of Warrant.

10.1	Form of Subscription Agreement.

10.2	Form of Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

	By:	/s/ Douglas A. Hamilton Name: Douglas A. Hamilton Title: President and CEO
Dated: September 9, 2016